Exhibit 10.3

UNANIMOUS WRITTEN CONSENT

OF

THE COMPENSATION COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

PAYCOM SOFTWARE, INC.

October 28, 2019

Pursuant to and in accordance with Section 141(f) of the Delaware General Corporation Law, as amended and Article III, Section 3.10 of the Bylaws of Paycom Software, Inc. (the “Company”), the undersigned, constituting all of the members of the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), without a meeting (the call and notice of which are hereby expressly waived), without prior notice, and without a vote, do hereby adopt the following resolutions by unanimous written consent effective as of the date first set forth above:

WHEREAS, in 2011, 2012 and 2013, the Company’s predecessor, Paycom Payroll Holdings, LLC, issued various equity grants of incentive units to Chad Richison in accordance with multiple equity grant agreements between Chad Richison and the Company’s predecessor;

WHEREAS, in January 2014, the Company underwent a corporate reorganization and various obligations of the Company’s predecessor became obligations of the Company;

WHEREAS, the Board previously adopted, and the Company's then sole stockholder previously approved, the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “Incentive Plan”) on December 30, 2013;

WHEREAS, effective as of January 1, 2014, the Committee approved the issuance under the Incentive Plan of shares of restricted stock to certain of the Company's officers and employees, including Chad Richison (“Richison”) pursuant to a Restricted Stock Award Agreement entered into between the Company and Richison dated January 1, 2014 (the “Initial 2014 Richison RSAA”);

WHEREAS, 5,323,907 shares of restricted stock were issued to Richison pursuant to the Initial 2014 Richison RSAA (the “Richison Shares”), which initial 2014 Richison RSAA (i) superseded and replaced the prior 2011, 2012, and 2013 equity grant agreements and (ii) effected the issuance of the Richison Shares that were converted from incentive units pursuant to the Company’s reorganization effective January 1, 2014;

WHEREAS, since their issuance, the Richison Shares have remained subject to certain terms and conditions of the Incentive Plan and the Initial Richison RSAA, including (i) the potential for forfeiture of the Richison Shares upon Richison engaging in “Forfeiture Activities” (as defined in the Richison RSAA) and (ii) the requirement that Richison pay to the Company all money received in respect of any Richison Shares that are transferred if Richison engages in Forfeiture Activities at any time during the term of employment with the Company or during the one-year period following termination of employment (the provisions described in the foregoing clauses (i) and (ii) are hereby collectively referred to as the “Clawback Limitation and Remedy”);

WHEREAS, Richison has advised the Committee that, because the Clawback Limitation and Remedy continues to apply to the Richison Shares throughout and for one year after his employment with the Company ceases, the Clawback Limitation and Remedy presently provides Richison with a disincentive to maintain his longstanding continuous tenure as an employee of the Company;

WHEREAS, the Committee greatly values Richison’s longstanding and continuous tenure with the Company as its founder and Chief Executive Officer and believes it is in the best interests of the Company to incentivize Richison’s continuous and longstanding tenure with the Company; and

WHEREAS, under Section 5 of the Initial 2014 Richison RSAA and Section 6.4(b)(i) of the Incentive Plan, the Committee has the authority and ability to waive the Clawback Limitation and Remedy and has determined that it is in the best interests of the Company to waive the Clawback Limitation and Remedy in conjunction with the contemporaneous amendment and restatement of Richison’s employment agreement.

NOW, THEREFORE, BE IT

RESOLVED, that the Committee hereby specifically waives the Clawback Limitation and Remedy for the 5,323,907 Richison Shares received by Richison pursuant to the Initial 2014 Richison RSAA; and, be it

FURTHER RESOLVED, that nothing in these resolutions shall be construed to modify any terms or provisions of the Initial 2014 Richison RSAA, other than those provisions of the Initial 2014 Richison RSAA that are specifically waived as set forth above.

FURTHER RESOLVED, that nothing in these resolutions shall be construed to modify, limit or effect any terms or provisions of the Restricted Stock Award Agreements with Richison and issued July 8, 2015, April 15, 2016, October 4, 2016, April 26, 2017, January 26, 2018 and January 17, 2019 (collectively, the “Other Richison RSAA Agreements”), including any clawback limitation or any clawback remedy, as applicable, that may be contained in any of the Other Richison RSAA Agreements.

Remainder of Page Intentionally Left Blank.

Signature Page to Follow.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent effective as of the date first written above.

/s/ Jason D. Clark

Jason D. Clark

/s/ Henry C. Duques

Henry “Ric” Duques

/s/ Janet Haugen

Janet Haugen

/s/ Frederick C. Peters II

Frederick C. Peters II

/s/ J.C. Watts, Jr.

J.C. Watts